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                                    EXHIBIT 10.4










                                      FORM OF

                       PROPERTY ACQUISITION SERVICE AGREEMENT










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                       PROPERTY ACQUISITION SERVICE AGREEMENT


     THIS PROPERTY ACQUISITION SERVICE AGREEMENT (this "Agreement") is entered into as of the _____ day of __________, 1998, by and among Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Acquisitions"), Inland Real Estate Corporation, a Maryland corporation ("REIT I"), Inland Real Estate Advisory Services, Inc., an Illinois corporation ("REIT I Advisor"), Inland Retail Real Estate Trust, Inc., a Maryland corporation ("REIT II") and Inland Retail Real Estate Advisory Services, Inc., an Illinois corporation ("REIT II Advisor"). REIT I Advisor and REIT II Advisor are sometimes referred to herein individually as an "Advisor" and collectively, as the "Advisors". REIT I and REIT II are sometimes referred to herein individually as a "Company" and collectively, as the "Companies". Acquisitions, REIT I, REIT I Advisor, REIT II and REIT II Advisor are sometimes referred to herein individually as a "Party" and collectively, as the "Parties".

     WHEREAS, REIT II intends to commence a public offering of its shares of common stock, par value $0.01 per share, soon after a registration statement it will file with the Securities and Exchange Commission is declared effective; a prospectus will be included as part of that registration statement; such prospectus, while in draft form, the latest draft form thereof, and then in its final form, as it may be amended or supplemented from time to time, is hereinafter referred to as the "REIT II Prospectus"; and

     WHEREAS, REIT II was formed in September 1998 to acquire and manage a diversified portfolio of real estate primarily (i) improved for use as retail establishments, principally multi-tenant shopping centers, or (ii) improved with other commercial facilities which provide goods or services (collectively, the "REIT II's Primary Criteria for Investment"); such real estate will be located mainly in the states east of the Mississippi River in the United States (the "REIT II's Primary Geographical Area of Investment"); REIT II may also acquire, among other properties, single-user retail properties located anywhere throughout the United States if they are leased on a Triple-Net Lease Basis by Creditworthy Tenants (each as defined in the REIT II Prospectus); and

     WHEREAS, REIT II may enter into sale and leaseback transactions, pursuant to which REIT II will purchase a Property (as defined in the REIT II Prospectus) from a Person (as defined in the REIT II Prospectus) and lease the Property to such Person; and

     WHEREAS, REIT II Advisor and REIT II have entered into a certain advisory agreement (the "REIT II Advisory Agreement"), dated __________ __, 1998; and

     WHEREAS, under the terms of the REIT II Advisory Agreement, REIT II Advisor generally has responsibility for the day-to-day operations of REIT II, administers REIT II's bookkeeping and accounting functions, serves as REIT II's consultant in connection with policy decisions to be made by the directors of REIT II (the "REIT II Directors"),

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manages or causes to be managed by another party REIT II's properties and renders other services as the REIT II Directors deem appropriate; REIT II Advisor is subject to the supervision of the REIT II Directors and has only such functions as are delegated to it by the REIT II Directors; and

     WHEREAS, REIT I has offered for sale shares of its common stock, par value $0.01 per share, pursuant to several previous and its latest prospectus dated as of April 7, 1998 (as it may be amended or supplemented from time to time, the "REIT I Prospectus" and together with the REIT II Prospectus, the
"Prospectuses"); and

     WHEREAS, REIT I was formed in 1994 to primarily invest in (i) Neighborhood Retail Centers (as defined in the REIT I Prospectus) located mainly within a 150-mile radius of REIT I's headquarters in Oak Brook, Illinois, which types of investments and area were expanded in 1998 to include Community Centers (as defined in the REIT I Prospectus) and an area within a 400-mile radius of such headquarters (the "REIT I's Primary Geographical Area of Investment"), and (ii) single-user retail properties located anywhere throughout the United States if they are leased on a triple-net lease basis by creditworthy tenants (collectively, the "REIT I's Primary Criteria for Investment"); and

     WHEREAS, REIT I Advisor and REIT I have entered into a certain advisory agreement (the "REIT I Advisory Agreement"), dated October 14, 1994 (as amended); and

     WHEREAS, under the terms of the REIT I Advisory Agreement, REIT I Advisor generally has responsibility for the day-to-day operations of REIT I, administers the REIT I's bookkeeping and accounting functions, serves as the REIT I's consultant in connection with policy decisions to be made by the directors of REIT I (the "REIT I Directors" and together with the REIT II Directors, the "Directors"), manages or causes to be managed by another party the REIT I's properties and renders other services as the REIT I Directors deem appropriate; REIT I Advisor is subject to the supervision of the REIT I Directors and has only such functions as are delegated to it by the REIT I Directors; and

     WHEREAS, Acquisitions seeks properties for REIT I and REIT II, and may do so for other real estate investment programs sponsored by Inland Real Estate Investment Corporation ("IREIC" as defined in the REIT II Prospectus), and, among other things, does due diligence in connection therewith, and negotiates the terms of such acquisitions; and

     WHEREAS, REIT I, REIT I Advisor, REIT II, REIT II Advisor and Acquisitions are all Affiliates (as defined in the REIT II Prospectus);

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:


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     1.   INCORPORATION OF RECITALS.    By this reference, the recitals set
forth above are hereby incorporated into this Agreement to the same extent as if set forth fully herein.

     2.   GENERAL SERVICES.   During the term of this Agreement, Acquisitions
shall continually present to each Company suitable opportunities to make investments in real properties consistent with the investment policies of such Company, the amount of funds each Company has available for investment, and the investment program adopted by the Directors of such Company and in effect at the time. Towards this end, Acquisitions shall (i) search for, (ii) identify, (iii) examine and evaluate the potential value, the financial condition, the business history, the demographics of the surrounding area, the proposed purchase price and the geographic and market diversification of, (iv) negotiate with proposed sellers for the purchase of, on behalf of each of the Companies, and (v) in some cases, enter into contracts to purchase, real properties that meet (a) REIT I's Primary Criteria for Investment (a "Proposed REIT I Property"), and/or (b) the REIT II's Primary Criteria for Investment (a "Proposed REIT II Property" and collectively with the Proposed REIT I Properties, the "Proposed Properties", each of which, a "Proposed Property").

     3. EVALUATION OF PROPOSED PROPERTIES. In evaluating Proposed Properties, Acquisitions shall consider a number of factors, including a Proposed
Property's: (i) geographic location and type; (ii) construction quality and condition; (iii) current and projected cash flow; (iv) potential for capital appreciation; (v) rent roll, including the potential for rent increases; (vi) potential for economic growth in the tax and regulatory environment of the community in which the Proposed Property is located; (vii) potential for expanding the physical layout of the Proposed Property and/or the number of sites; (viii) occupancy and demand by tenants for properties of a similar type in the same geographic vicinity; (ix) prospects for liquidity through sale, financing or refinancing of the Proposed Property; (x) competition from existing properties and the potential for the construction of new properties in the area; and (xi) treatment under applicable federal, state and local tax and other laws and regulations.

     4.   ENVIRONMENTAL REPORTS.   In evaluating any Proposed Property for
purchase, Acquisitions shall require the seller to provide a current Phase I environmental report and, if necessary, a Phase II environmental report, with respect to such Proposed Property.

     5. APPRAISALS. All acquisitions of Proposed Properties to be made by either Company shall be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute (as defined in the REIT II Prospectus) prior to the purchase of such Proposed Property.

     6.   PURCHASE OF PROPERTY.    Acquisitions may purchase Proposed Properties
in its own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating acquisition or financing by either of the Companies.


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     7.   PROCESS FOR RESOLVING CONFLICTING OPPORTUNITIES.  To the extent possible, the resolution of conflicting investment opportunities between REIT I and the REIT II shall, as a general rule, be resolved by giving priority to the investment entity whose primary geographic area of investment is the area where the Proposed Property is located. REIT I shall have the first opportunity to purchase a Proposed Property in REIT I's Primary Geographic Area of Investment placed under contract by Acquisitions, REIT I Advisor or its Affiliates, provided it is able to close the purchase of the Proposed REIT I Property within 60 days. Subject to the limitation in the following sentence, REIT II shall have the first opportunity to purchase a Proposed Property in REIT II's Primary Geographical Area of Investment placed under contract by Acquisitions, REIT II Advisor or its Affiliates, provided REIT II is able to close the purchase of such Proposed REIT II Property within 60 days. However, in the event a Proposed Property is located in both REIT I's and REIT II's Primary Geographical Area of Investment, and both REIT I and REIT II have funds available to make the purchase, the Proposed Property will first be offered to REIT I. If REIT I does not purchase the Proposed Property, it will then be offered to REIT II.

     However, if (i) the Proposed Property is outside the Primary Geographical Area of Investment of both REIT I and REIT II, (ii) REIT I, REIT II and any other real estate investment program sponsored by IREIC have funds available to make the purchase and (iii) the Proposed Property meets each of their respective acquisition criteria, then the Proposed Property will (x) first be offered to REIT I, (y) if REIT I does not purchase the Proposed Property, it will then be offered to REIT II, and (z) if REIT II does not purchase the Proposed Property, it will then be offered to such other real estate investment program.

     Other factors which may be considered in connection with evaluating the suitability of the Proposed Property for investment by a particular Company include: (i) the effect of the acquisition on the diversification of each Company's portfolio; (ii) the amount of funds available for investment;
(iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition. The Independent Directors of each of the Companies, respectively, must, by a majority vote, approve all actions by their respective Advisors or its Affiliates which present potential conflicts with such Company.

     8.   BOARD APPROVAL.     Any transfer of a Proposed Property from
Acquisitions to either of the Companies must be approved by a majority of such Company's Directors, in each case including a majority of such Company's Independent Directors (as defined in the REIT I Prospectus and the REIT II Prospectus, as applicable).

     9.   PURCHASE PRICE.     The Purchase Price of any Proposed Property
acquired by a Company from Acquisitions: (i) may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the Appraisal Institute (as defined in the REIT II Prospectus); and
(ii) must be approved by a majority of the Directors of such Company (including a majority of the Independent Directors) not interested in the transaction as being fair and reasonable to


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such Company and generally at a price to such Company no greater than the cost of the Proposed Property to Acquisitions (including the Contract Price for the Property, as hereinafter defined, and the Acquisition Expenses, as hereinafter defined); provided that if the price to such Company is in excess of such cost, substantial justification for such excess must exist and such excess must be reasonable. In no event may the cost of the Proposed Property to such Company exceed its appraised value as of the date of such Company's acquisition thereof.


     10. NO PARTNERSHIP OR JOINT VENTURE. The Parties to this Agreement are not, and shall not be deemed to be, partners or joint venturers with each other.

     11. RECORDS. Acquisitions shall maintain appropriate books of account and records relating to services performed hereunder, which shall be accessible for inspection by either Company at any time during ordinary business hours.

     12. REIT QUALIFICATIONS. Notwithstanding any other provision of this Agreement to the contrary, Acquisitions shall refrain from any action which, in its reasonable judgment or in any judgment of the Directors of either Company of which Acquisitions has written notice, would adversely affect the qualification of such Company as a REIT under the Code (each as defined in the REIT II Prospectus) or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over such Company or its securities, or which would otherwise not be permitted by the articles of incorporation of such Company. If any such action is ordered by the Directors of either Company, Acquisitions shall promptly notify such Directors of Acquisition's judgment that such action would adversely affect such status or violate any such law, rule or regulation or such articles of incorporation and shall refrain from taking such action pending further clarification or instruction from such Directors.

     13. BANK ACCOUNTS. At the direction of the Directors of either Company, Acquisitions may establish and maintain bank accounts in the name of such Company, and may collect and deposit into and disburse from such accounts moneys on behalf of such Company, upon such terms and conditions as such Directors may approve, provided that no funds in any such account shall be commingled with funds of Acquisitions. Acquisitions shall from time to time, as such Company may require, render appropriate accountings of such collections, deposits and disbursements to the Directors and to the auditors of such Company.

     14. FIDELITY BOND. Acquisitions shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

     15. INFORMATION FURNISHED ACQUISITIONS. The Directors of each Company will keep Acquisitions informed in writing concerning the investment and financing policies of such Company, and the amount of funds it has available for investment. Such Directors shall notify Acquisitions promptly in writing of its intention to make any investments or to sell or dispose of any existing investments. Each Company shall furnish Acquisitions with a certified copy of all financial statements, a signed copy of


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each report prepared by independent certified public accountants, and such other information with regard to its affairs as Acquisitions may reasonably request.

     16. COMPENSATION. Acquisitions shall be paid for services rendered by Acquisitions under this Agreement as follows:

     (a) each Company shall reimburse Acquisitions in full for all Acquisition Expenses (as defined below) incurred by Acquisitions on behalf of such Company in connection with its performance of its duties under this Agreement; PROVIDED, HOWEVER, the total of all Acquisition Expenses paid by a Company in connection with the purchase of a Proposed Property by such Company may not exceed an amount equal to 6% of the Contract Price for the Property (as defined below);

     (b) "Acquisition Expenses" means expenses related to the selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature, however designated, and personnel and miscellaneous expenses related to the selection and acquisition of properties; and

     (c) "Contract Price for the Property" means the amount actually paid or allocated to the purchase of a Proposed Property exclusive of Acquisition Expenses.

     17. BUSINESS COMBINATION OF EITHER COMPANY AND ITS ADVISOR. If the business conducted by an Advisor to a Company is acquired by or consolidated into the Company for which it serves as Advisor, this Agreement will terminate as to Acquisitions and the Company and the Advisor involved in that business combination. However, this Agreement shall continue in effect as to Acquisitions and the Company and the Advisor whose business has not been so acquired or consolidated.

     18. EXPENSES OF THE COMPANIES. Each Company shall pay all of its own expenses and shall reimburse Acquisitions for its expenses as provided in
Section 16 hereof.

     19. OTHER ACTIVITIES OF ACQUISITIONS. Nothing herein contained shall prevent Acquisitions from engaging in any other business or activity including the rendering of services with respect to real estate investment opportunities to any other person or entity. Directors, officers, employees and agents of Acquisitions may serve as Directors, trustees, officers, employees or agents of the Companies, but shall receive no compensation (other than reimbursement for expenses) from such Company for such service.

     20. TERM; TERMINATION OF AGREEMENT. This Agreement shall have an initial term of one year and, thereafter, will continue in force for successive one-year renewals


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with the mutual consent of the Parties including an affirmative vote of a majority of the Independent Directors of each of the Companies. Each extension shall be executed in writing by each Party hereto before the expiration of the term of this Agreement or of any extension thereof.

     Notwithstanding any other provision of this Agreement to the contrary, the Parties, by mutual consent, may terminate this Agreement, or any extension hereof, upon 60 days written notice without cause or penalty. In the event of the termination of this Agreement, Acquisitions will cooperate with the other Parties, and take all reasonable steps requested to assist such Parties in making an orderly transition of the acquisition function.

     If this Agreement is terminated pursuant to this Section, such termination shall be without any further liability or obligation of any of the terminating Parties to each other.

     If this Agreement is terminated because of a business combination as described in Section 17, all obligations of Acquisitions to offer Proposed Properties to the Company involved in such business combination for purchase shall also terminate.

     21. ASSIGNMENTS. No Party may assign this Agreement without the written consent of each other Party hereto; except in the case of assignment by a Party to a corporation, trust or other organization which is a successor to such Party. Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

     22. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Companies, this Agreement shall be terminated immediately upon written notice of termination from each Board of Directors of the Companies to Acquisitions if any of the following events occurs:

          (a) Acquisitions violates any provisions of this Agreement and after notice of such violation shall not cure such default within 30 days; or

          (b) A court of competent jurisdiction enters a decree or order for relief in respect of Acquisitions in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Acquisitions or for any substantial part of its property or orders the winding up or liquidation of Acquisition's affairs; or

          (c) Acquisitions commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Acquisitions or


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     for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

     Acquisitions agrees that if any of the events specified in subsections (b) and (c) of this Section 22 occur, it will give written notice thereof to each Company within seven days after the occurrence of such event.

     23. ACTION UPON TERMINATION. Acquisitions shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder, but shall be paid all compensation accruing to the date of termination. Subject to the provisions of Section 17, Acquisitions shall forthwith upon a termination:

          (a) Pay over to each Company all moneys collected and held for the account of such Company pursuant to this Agreement;

          (b) Deliver to the Board of Directors of each Company a full accounting, including a statement showing all payments collected by it and a statement of all money held by it;

          (c) Deliver to the Board of Directors of each Company all property and documents of the Company then in the custody of Acquisitions; and

          (d) Cooperate with each Company and take all reasonable steps requested by such Company to assist its Board of Directors in making an orderly transition of the acquisition function.

     24. AMENDMENTS. This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by each Party hereto, or their respective successors or assigns, or otherwise provided herein.

     25. SUCCESSORS AND ASSIGNS. This Agreement shall bind any successors or assigns of the Parties hereto as herein provided.

     26. GOVERNING LAW. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Illinois as at the time in effect.

     27. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the Party to whom it is given and shall be given by being delivered at the following addresses of the Parties hereto:

          Inland Real Estate Acquisitions, Inc.;
          Inland Real Estate Corporation;
          Inland Real Estate Advisory Services, Inc.; and
          Inland Retail Real Estate Advisory Services, Inc.
          2901 Butterfield Road


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          Oak Brook, Illinois  60523
          Attention:     President

          Inland Retail Real Estate Trust, Inc.
          2901 Butterfield Road
          Oak Brook, Illinois  60523
          Attention:     Ms. Roberta S. Matlin, Vice President

          with a copy to:

          Wildman, Harrold, Allen & Dixon
          225 West Wacker Drive - Ste. 2800
          Chicago, Illinois  60606
          Attention:     Roger G. Fein

Any Party may at any time give notice in writing to the other Parties of a change of its address for the purpose of this Section 27.

     28. CONFLICTS OF INTEREST AND FIDUCIARY DUTIES TO THE COMPANIES AND TO THEIR RESPECTIVE STOCKHOLDERS. The Parties hereto recognize that their relationship is subject to various conflicts of interest as set forth in the Prospectuses. Acquisitions, on behalf of itself and its Affiliates, acknowledges that Acquisitions and its Affiliates have fiduciary duties to the Companies and to their respective Stockholders. Acquisitions, on behalf of itself and its Affiliates, represents and agrees (i) that Acquisitions and its Affiliates will endeavor to balance the interests of such Companies with the interests of Acquisitions and its Affiliates in making any determination where a conflict of interest exists between a Company and Acquisitions or its Affiliates; and
(ii) that the actions and decisions of Acquisitions and its Affiliates under this Agreement (including but not limited to actions and decisions in connection with the purchase of Proposed Properties for such Company) will be made in the manner most favorable to such Company and to such Company's Stockholders, so as not to breach their respective fiduciary duties to such Company and to such Company's Stockholders.

     29. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                         Inland Real Estate Acquisitions, Inc.

                         By:_________________________________
                         Title:______________________________

                         Inland Real Estate Corporation

                         By:_________________________________
                         Title:______________________________


                         Inland Real Estate Advisory Services, Inc.

                         By:_________________________________
                         Title:______________________________

                         Inland Retail Real Estate Trust, Inc.

                         By:_________________________________
                         Title:______________________________

                         Inland Retail Real Estate Advisory Services, Inc.

                         By:_________________________________
                         Title:______________________________


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